Gladstone Commercial Corporation Reports Results for the Third Quarter Ended September 30, 2023

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA, November 6, 2023 (ACCESSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the third quarter ended September 30, 2023. A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release. All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted. For further detail, please also refer to both the quarterly financial supplement and the Company's Quarterly Report on Form 10-Q, which can be retrieved from the Investors section of our website at www.gladstonecommercial.com.

Summary Information (dollars in thousands, except share and per share data):

	As of and for the three months ended
	September 30, 2023		June 30, 2023		$ Change	% Change
Operating Data:
Total operating revenue	$36,464		$38,658		$(2,194)	(5.7)%
Total operating expenses	(29,587)	(1)	(33,716)	(4)	4,129	(12.2)%
Other expense, net	(5,085)	(2)	(9,530)	(5)	4,445	(46.6)%
Net income (loss)	$1,792		$(4,588)		$6,380	(139.1)%
Less: Dividends attributable to preferred stock	(3,099)		(3,058)		(41)	1.3%
Less: Dividends attributable to senior common stock	(108)		(106)		(2)	1.9%
Less: Loss on extinguishment of Series F preferred stock	(1)		(6)		5	(83.3)%
Net loss attributable to common stockholders and Non-controlling OP Unitholders	$(1,416)		$(7,758)		$6,342	(81.7)%
Add: Real estate depreciation and amortization	12,485		16,936		(4,451)	(26.3)%
Add: Impairment charge	6,754		6,823		(69)	(1.0)%
Add: Loss on sale of real estate, net	—		451		(451)	(100.0)%
Less: Gain on sale of real estate	(4,696)		—		(4,696)	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,127		$16,452		$(3,325)	(20.2)%
Add: Convertible senior common distributions	108		106		2	1.9%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,235		$16,558		$(3,323)	(20.1)%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,127		$16,452		$(3,325)	(20.2)%
Add: Asset retirement obligation expense	31		32		(1)	(3.1)%
Add: Loan defeasance costs	130		—		130	100.0%
Add: Realized loss on interest rate hedging instruments	326		—		326	100.0%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$13,614		$16,484		$(2,870)	(17.4)%
Add: Convertible senior common distributions	108		106		2	1.9%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$13,722		$16,590		$(2,868)	(17.3)%

Share and Per Share Data:
Net loss attributable to common stockholders and Non-controlling OP Unitholders - basic and diluted	$(0.04)		$(0.19)		$0.15	(78.9)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	$0.33		$0.41		$(0.08)	(19.5)%

FFO available to common stockholders and Non-controlling OP Unitholders - diluted	$0.33		$0.41		$(0.08)	(19.5)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	$0.34		$0.41		$(0.07)	(17.1)%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	$0.34		$0.41		$(0.07)	(17.1)%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	40,309,463		40,370,142		(60,679)	(0.2)%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	40,654,595		40,715,274		(60,679)	(0.1)%
Cash dividends declared per common share and Non-controlling OP Unit	$0.30		$0.30		$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,279,332	(3)	$1,296,283	(6)	$(16,951)	(1.3)%
Total assets	$1,167,156		$1,181,935		$(14,779)	(1.3)%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$749,009		$753,734		$(4,725)	(0.6)%
Total equity and mezzanine equity	$346,627		$353,764		$(7,137)	(2.0)%
Properties owned	135	(3)	136	(6)	(1)	(0.7)%
Square feet owned	17,160,398	(3)	17,216,094	(6)	(55,696)	(0.3)%
Square feet leased	96.6%		96.0%		0.6%	0.6%
(1)Includes a $6.8 million impairment charge recognized on one property during the three months ended September 30, 2023.
(2)Includes a $4.7 million gain on sale, net, from the sale of three properties during the three months ended September 30, 2023.
(3)Includes four properties classified as held for sale of $52.9 million and 509,528 square feet, in the aggregate.
(4)Includes a $6.8 million impairment charge recognized across three properties during the three months ended June 30, 2023.
(5)Includes a $0.5 million loss on sale, net, from the sale of two properties during the three months ended June 30, 2023.
(6)Includes six properties classified as held for sale of $63.4 million and 558,152 square feet, in the aggregate.

Third Quarter Activity:
•Collected 100% of cash rents: Collected 100% of cash rents due during July, August, and September;
•Acquired property: Purchased two fully-occupied properties with 107,714 square feet in the aggregate for a total of $11.9 million, at a weighted average cap rate of 9.54%;
•Sold property: Sold three non-core properties as part of our capital recycling program for $19.0 million;
•Issued new debt: Borrowed $9.0 million in fixed rate mortgage debt at a weighted average interest rate of 6.10%, maturing on September 1, 2028;
•Repaid debt: Repaid $43.8 million in fixed rate mortgage debt at an interest rate of 4.82%;
•Renewed leases: Renewed 397,524 square feet with remaining lease terms ranging from 13.9 to 18.7 years at two of our properties;
•Issued Series F Preferred Stock: Issued 40,758 shares of our Series F Preferred Stock for net proceeds of $0.9 million; and
•Paid distributions: Paid monthly cash distributions for the quarter totaling $0.30 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.

Third Quarter 2023 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the three months ended September 30, 2023 was $13.7 million, a 17.3% decrease when compared to the three months ended June 30, 2023, equaling $0.34 per share. Core FFO decreased primarily due to accelerated rent from a lease termination recognized during the three months ended June 30, 2023 coupled with higher interest expense due to continuing higher interest rates.

Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended September 30, 2023 was $1.4 million, or $0.04 per share, compared to net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended June 30, 2023 of $7.8 million, or $0.19 per share. In the Summary Information table above, we provide a reconciliation of Core FFO to net loss for the three months ended September 30, 2023 and June 30, 2023, which we believe is the most directly comparable GAAP measure to Core FFO, a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit, as well as basic and diluted net loss per weighted average share of common stock and Non-controlling OP Unit.

Subsequent to the end of the quarter:
•Collected 100% of October cash rent: Collected 100% of cash rents due in October;
•Issued Series F Preferred Stock: Issued 4,318 shares of Series F Preferred Stock for net proceeds of $0.1 million;
•Acquired property: Purchased two industrial properties for a total of $12.3 million, with an aggregate of 137,629 square feet of rented space;
•Sold property: Sold one non-core property as part of our capital recycling program for $7.0 million;
•Repaid debt: Repaid $9.0 million of fixed rate debt at an interest rate of 4.04%;
•Renewed and leased space: Renewed 26,349 square feet with remaining lease terms ranging from 3.3 to 5.7 years at two of our properties; and
•Declared distributions: Declared monthly cash distributions for October, November, and December 2023, totaling $0.30 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.

Comments from Gladstone Commercial’s President, Buzz Cooper: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy, rent collection and growth, accretive real estate investments made during 2023, and our ability to renew tenants, as well as our deleveraging and capital recycling programs. During the first three quarters of 2023 and through today, we have invested $29.5 million in five assets in target markets, and we intend to continue our capital recycling program, whereby we will sell non-core assets and use the proceeds to de-lever our portfolio, as well as acquire properties in our target growth markets. We have successfully exited six assets thus far in 2023, and we have additional non-core assets we anticipate selling in the next one to two years that we believe will result in capital gains. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets with a focus on industrial investment opportunities. While we expect to face challenges due to the lingering effects of the pandemic and significant inflation with a corresponding increase in interest rates, we feel strongly about the depth of our tenant credit underwriting, which will allow us to acquire accretive assets in this business environment. We have collected 100% of the third quarter's cash rents and 100% of October cash rents. We anticipate our tenants will successfully navigate the current economic climate and will be able to continue operating successfully when economic normalcy returns fully. Despite economic uncertainty, so far during 2023, we renewed or newly leased 1,282,641 square feet with 12 tenants. We are actively marketing our remaining vacant space and currently anticipate positive outcomes. In 2022, we amended our credit facility to add a new term loan component, and increased our revolver, which we believe will be a great source of financial flexibility in these uncertain markets. We expect to continue to have access to the debt and equity markets, as necessary, for added liquidity. We believe our same store rents, which have increased by 2% annually in recent years, should continue to rise as we grow, and we will continue to primarily focus on investing in our target markets, with an emphasis on industrial properties and actively managing our portfolio."

Conference Call: Gladstone Commercial will hold a conference call on Tuesday, November 7, 2023, at 8:30 a.m. Eastern Time to discuss its earnings results. Please call (877) 407-9045 to enter the conference call. An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through November 14, 2023. To hear the replay, please dial (877) 660-6853 and use playback conference number 13740893. The live audio broadcast of the Company's quarterly conference call will also be available on the investors section of our website, www.gladstonecommercial.com.

About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. Further information can be found at www.gladstonecommercial.com.

About the Gladstone Companies: Information on the business activities of the Gladstone family of funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.

Non-GAAP Financial Measures:

FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.

The Company’s presentation of FFO, as defined by NAREIT, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk Factors" of its Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 22, 2023, and other reports filed with the SEC. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation
(703) 287-5893